                                                                                                    Exhibit 8.1

                                   [Letterhead of Orrick, Herrington & Sutcliffe LLP]

                                                   July 13, 2006

Wachovia Asset Funding Trust, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288

Re:      Wachovia Asset Funding Trust, LLC
         Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3, filed by Wachovia Asset
Funding Trust, LLC, a Delaware limited liability company (the "Registrant"), with the Securities and Exchange
Commission on June 30, 2006 (the "Registration Statement"), in connection with the registration on Form S-3 under the Securities Act of 1933, as amended (the "Act") of mortgage pass-through certificates (the "Certificates") and mortgage-backed notes (the "Notes," and together with the Certificates, the "Securities").  The Securities are
issuable in series (each, a "Series").  The Securities of each Series will be issued pursuant to documentation more particularly described in the prospectus and the prospectus supplement relating to such Series, forms of which have been included as part of the Registration Statement (the "Issuing Documentation").  The Securities of
each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

         In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any Series of Securities and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and the forms of Issuing Documentation (collectively, the
"Operative Documents").

         As counsel to the Registrant, we have advised the Registrant with respect to certain federal income tax aspects of the proposed issuance of the Securities.  The descriptions of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the Prospectus and forms of Prospectus
Supplements accurately describe the material federal income tax consequences to holders of a Series of Securities, under existing law and subject to the qualifications and assumptions stated therein.  We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions stated therein. As more fully described in the immediately succeeding paragraph, there can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

         This opinion letter is based on the facts and circumstances set forth in the Prospectus, the forms of
Prospectus Supplements and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the
Registration Statement contemplates Series of Securities with numerous different characteristics, and the forms of Prospectus Supplements, Prospectus and the operative documents related thereto do not relate to a specific transaction, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities and such opinion may require modification in the context of any actual transaction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Federal Income Tax
Consequences" in the forms of Prospectus Supplements and in the Prospectus.  In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the
Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                            Very truly yours,

                                            /s/ Orrick, Herrington & Sutcliffe LLP

                                            ORRICK, HERRINGTON & SUTCLIFFE LLP